CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No.1 to Registration Statement on Form S-3 (as amended, the “Registration Statement”) of Ener1, Inc., of our report dated December 24, 2008 relating to the consolidated financial statements of Enertech International, Inc., which appears in the Current Report on Form 8-K/A of Ener1, Inc. dated December 31, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Samil PricewaterhouseCoopers
Seoul, Korea
March 24, 2011